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                                                                   EXHIBIT 10.22

                               CRS SIRRINE, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I
                                    Purpose

        1.1 Purpose of Plan. The purpose of the CRS Sirrine, Inc. Supplemental Executive Retirement Plan (the ("Plan") is to advance the interests of CRS Sirrine, Inc. (the "Company") and its subsidiaries and affiliates (hereinafter sometimes collectively or individually referred to as the "Employer") and of its shareholders by assisting the Employer in attracting and retaining in its employ highly qualified individuals for the successful conduct of its business. The Employer hopes to accomplish these objectives by providing for supplemental retirement benefits and death benefits for its key employees selected to participate in the Plan.

        1.2 ERISA Status. The Plan is intended to qualify for the exemptions under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
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                                   ARTICLE II
                                  Definitions

        "Administrative Committee" means the committee appointed by the President and designated to administer the Plan as provided in Section 7.1 below.

        "Average Compensation" means the total Compensation for the five most recent Plan Years during any part of which a Participant was employed by the Employer divided by five; provided that if the number of Plan Years during which the Participant was employed by the Employer is less than five, the number five in the preceding provisions of this definition shall be replaced by such lesser number; and provided further that, if a Change of Control occurs, no Participant's Average Compensation shall ever be less than the amount it would have been if determined on the date immediately preceding the date on which the Change of Control occurred. For purposes of the preceding sentence, a Participant's Compensation for any Plan Year during which he was employed by the Employer for less than the entire Plan Year shall be converted to an equivalent annual amount for the full Plan Year.

        "Beneficiary" means the person designated by each Participant to receive the payments with respect to the Participant pursuant to Section 4.4 in the event of the Participant's death prior to receiving complete payment of his Supplemental Retirement Benefit or Supplemental Disability Benefit. If the Participant is married at the time of his death, a designation of any person other than his or her spouse
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as a Beneficiary shall not be given effect unless the Participant's spouse has consented in writing, on a form prescribed by the Administrative Committee for this purpose, to such designation. In order to be effective, any designation of a Beneficiary must be filed with the Administrative Committee, on the form prescribed by the Administrative Committee for this purpose, before the Participant's death. A Participant may revoke or change his or her designation of a Beneficiary by filing a new designation in the manner provided in the preceding two sentences. In the absence of an effective designation of a Beneficiary, or if the designated Beneficiary is not in being at the time of the Participant's death, "Beneficiary" means the Participant's spouse or, if there is no spouse, the Participant's estate.

        "Board" means the Board of Directors of the Company.

        A "Change of Control" shall be deemed to occur when and only when the first of the following events occurs, except as provided below:

                (a) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding voting securities, and a majority of the Incumbent Board does not approve
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        the acquisition before the acquisition occurs; or

                (b) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board, are elected within any single 12-month period to serve on the Board; or

                (c) members of the Incumbent Board cease to constitute a majority of the Board.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur pursuant to subsection (a), above, solely because 25 percent or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer the majority interest in which is held, directly or indirectly, by the Company. For purposes of this definition, the terms "person" and "beneficial owner" shall have the meanings set forth in sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder; and the term "Incumbent Board" shall mean
(i) the members of the Board on January 1, 1988, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after January 1, 1988, if his election
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or nomination for election as a director was approved by a vote of at least three quarters of the then Incumbent Board.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Company" means CRS Sirrine, Inc.

        "Compensation" means the Participant's base salary plus cash bonuses and other cash incentives of any kind for services rendered to the Employer, including amounts that the Participant could have received in cash instead of electing either (i) to defer such amounts under the CRS Sirrine, Inc. Senior Management Deferred Compensation Plan or any similar or successor plans or (ii) to have such amounts contributed on his or her behalf by the Company on or after August 1, 1984 to the CRS Sirrine, Inc. Flexible Benefits Plan or any similar or successor plans.

        "Compensation Committee" means the Compensation Committee of the Board.

        "Disability" means the total and permanent disability of a Participant within the meaning of the Company's long-term disability policy or as otherwise determined by the Administrative Committee on the basis of proper medical evidence.

        "Effective Date" means November 1, 1987, which is the effective date of the Plan.

        "Employer" means the Company and its subsidiaries and affiliates (collectively or individually).
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        "Equivalent Value" means the present value of a series of future payments using as a discount factor the rate of interest used by the Pension Benefit Guaranty Corporation to value immediate annuities for defined benefit plans terminating as of the date Equivalent Value is being determined or, in the event that such rate of interest cannot be ascertained, such other reasonable rate of interest as the Administrative Committee may determine.

        "Participant" means an employee who has commenced participation in the Plan pursuant to Article III and who has not ceased to be a Participant in accordance with Section 3.6.

        "Plan" means the CRS Sirrine, Inc. Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.

        "Plan Year" means the fiscal year of the Company.

        "President" means the president of the Company.

        "Retirement" means the termination of a Participant's employment with the Employer on or after the date on which the Participant attains age 55, other than a termination by reason of death or Disability or a termination by the Employer for cause, which includes, among other things, termination for conduct that the Administrative Committee determines to have had an adverse effect on the Employer; provided that on or after the date on which a Change of Control occurs, a termination by the Employer of a Participant's employment shall be deemed to be for cause, for purposes of the Plan, only if the Participant's employment is terminated for conduct
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involving willful insubordination or involving willful misconduct or moral turpitude that has an adverse effect on the Employer. The Compensation Committee, in its sole discretion, may determine that a termination of employment that does not satisfy the preceding sentence shall nevertheless be deemed to be a Retirement for purposes of the Plan.

        "Supplemental Death Benefit" means the benefit described in Sections
4.4 and 4.5.

        "Supplemental Disability Benefit" means the benefit described in
Section 4.3.

        "Supplemental Retirement Benefit" means the benefit described in
Section 4.1.

        "Year of Service" means a 12-month period during which an employee was employed on a full-time basis by the Employer.

                                  ARTICLE III
                                 Participation

        3.1 Participation by Certain Executives. An employee shall be a Participant if he or she is a senior officer of the Company or the chief executive officer of a subsidiary or division of the Company and

                (a) the employee has completed five Years of Service with the Employer, and

                (b) the President finds, in his sole discretion, that the employee occupies a management position that includes duties the performance of which is essential for the successful operation of the Employer and recommends that the employee be a Participant, and

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                (c)   the Compensation Committee, in its sole discretion,
        selects the employee as a Participant based on the recommendation of the President, and

                (d) the Board, in its sole discretion, approves the selection made by the Compensation Committee.

        3.2 Limitation on the Number of Participants. Except as may be otherwise authorized by the Compensation Committee and approved by the Board, no more than 15 employees of the Employer shall be Participants.

        3.3 Designation by Compensation Committee. Notwithstanding the limitations in Sections 3.1 and 3.2, the Compensation Committee may, in its sole discretion, but only with the approval of the Board, designate for participation any individual who it determines occupies a management position that includes duties the performance of which is essential for the successful operation of the Employer.

        3.4 Effective Date of Participation. An individual who becomes a Participant pursuant to Section 3.1 or 3.3 shall become a Participant as of the date designated by the Compensation Committee and the Board when they vote to approve the individual's participation or designate the individual for participation, as applicable. Those individuals who are Participants as of the inception of the Plan shall become Participants as of the Effective Date.

        3.5 No Right to Participate. Under no circumstances shall the President, the Compensation Committee, or the Board be obligated to recommend, approve, or designate any person to participate in the Plan, nor shall any person have a cause of
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action against the Company, the President, the Compensation Committee, or the
Board based on the failure or refusal of the President, the Compensation Committee, or the Board to recommend, approve, or designate him or her for participation in the Plan.

        3.6 Termination of Participation. A Participant's participation in the Plan shall not be terminated involuntarily except upon termination of his employment with the Employer for reasons other than death, Disability, or Retirement. In addition, a Participant's participation in the Plan shall terminate once his or her benefits under the Plan have been fully distributed.

                                   ARTICLE IV
                             Supplemental Benefits

        4.1 Supplemental Retirement Benefits. Each Participant shall receive a Supplemental Retirement Benefit under the Plan commencing as of the first day of the month next following his or her Retirement. The Supplemental Retirement Benefit shall be paid monthly for 120 consecutive months. The amount of each monthly Supplemental Retirement Benefit payment shall be one-twelfth (1/12) of the Participant's Average Compensation multiplied by the Applicable Percentage, as defined in Section 4.2.

        4.2 Applicable Percentage. For a Participant whose Retirement occurs on or after the date on which the Participant attains age 65, the Applicable Percentage shall be 20 percent
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(20%). For a Participant whose Retirement occurs before the date on which the Participant attains age 65, the Applicable Percentage shall be reduced by one-twelfth (1/12) of one percent (1%) for each full month, up to 120 months, by which the Participant's Retirement precedes the date on which the Participant will attain age 65. Thus, for a Participant whose Retirement occurs on the date on which the Participant attains age 55, the Applicable Percentage shall be 10 percent (10%).

        4.3 Supplemental Disability Benefits. A Participant whose employment with the Company terminates by reason of Disability shall receive a Supplemental Disability Benefit under the Plan commencing as of the first day of the month coinciding with or next following the later of the date on which the Administrative Committee determines that the Participant has incurred a Disability or the date on which the Participant's employment with the Employer terminates. The Supplemental Disability Benefit shall be paid monthly for 120 consecutive months. The amount of each monthly Supplemental Disability Benefit payment shall be one-sixtieth (1/60) of the Participant's Average Compensation.

        4.4     Death of Participant.

        (a) Prior to Termination of Employment. If a Participant dies prior to termination of his or her employment with the Employer, the Participant's Beneficiary shall receive, commencing as of the first day of the month coinciding with or next following the date of the Participant's death, a Supplemental Death Benefit under the Plan consisting of 120
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consecutive monthly payments. The amount of each monthly Supplemental Death
Benefit payment shall be one-sixtieth (1/60) of the Participant's Average Compensation.

        (b) After Retirement or Disability. If a Participant dies before receiving all 120 payments of a Supplemental Retirement Benefit or Supplemental Disability Benefit that the Participant was, on the date of his or her death, entitled to receive pursuant to Section 4.1 or 4.3, the balance of the 120 payments shall be made, on a monthly basis, to the Participant's Beneficiary.

        (c) Special Rule Where Beneficiary is Estate. If the Beneficiary entitled to receive any payments pursuant to Section 4.4(a) or 4.4(b) is the Participant's estate, the Equivalent Value of such payments shall be paid to the estate in a lump sum as soon as administratively practicable,.

        4.5 Death of Beneficiary. If a Beneficiary dies after becoming entitled to receive payments pursuant to Section 4.4(a) or 4.4(b), the Equivalent Value of the remaining payments that would have been payable to the Beneficiary had he or she survived shall be paid in a lump sum to the estate of the Beneficiary as soon as administratively practicable.

                                   ARTICLE V
                               Method of Payment

        5.1 Nature and Source of Payments. The Company's obligation to make payments under the Plan is a contractual obligation only. The Company's obligation is unfunded and
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unsecured, and all benefits hereunder shall be paid by the Company out of its general assets. Nothing herein, and no action taken pursuant to the provisions hereof, shall be deemed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant, Beneficiary, or other person. No special or separate fund shall be established nor shall any other segregation of assets be made to assure the payment of benefits under the Plan. No Participant or Beneficiary shall have any interest in or lien against any particular asset of the Company by virtue of the existence of the Plan. Each Participant's and Beneficiary's rights hereunder shall be limited to those of a general and unsecured creditor of the Company, and all assets used to pay benefits pursuant to the Plan shall be subject to the claims of the general creditors of the Company.

        5.2 Equivalent Value Payments. The Administrative Committee may, in its sole discretion, elect at any time to pay the Equivalent Value of future payments pursuant to Section 4.1, 4.3, 4.4(a), or 4.4(b) in a single lump-sum cash payment.

        5.3 Payment of Benefits to Others. If the Administrative Committee finds that any person entitled to receive a distribution hereunder is unable to care for his affairs by reason of illness or other disability, any amount to be distributed to such person hereunder (unless prior claim thereto shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrative Committee, be paid to the spouse, child, parent,
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brother or sister of such person or to any other person deemed by the
Administrative Committee to be maintaining or responsible for the maintenance of such person. Any such payment shall be a payment for the account of the person entitled to receive such distribution, and shall constitute a complete discharge of any liability therefor under the Plan.

        5.4 Delivery of Benefit Payments. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 5.6 hereof. If the Administrative Committee cannot, by making a reasonably diligent attempt by mail, locate a Participant entitled to such payment within two years after the first day as of which such payment becomes payable, such Participant shall be conclusively presumed to have been dead on the first payment date and the payment shall be made to the Participant's Beneficiary. If the Administrative Committee cannot, by making a reasonably diligent attempt by mail, locate a Beneficiary entitled to payment under the terms of the Plan within two years after the first day as of which such payment becomes payable, such Beneficiary shall be conclusively presumed to have predeceased the Participant. In no event shall any delay as a result of the inability of the Administrative Committee, by a reasonably diligent attempt by mail, to locate a Participant or Beneficiary give rise to any claim for interest with respect to any amount payable pursuant to the Plan.

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        5.5     Overpayments. In the event that the Administrative Committee determines that the benefits actually paid with respect to a Participant or Beneficiary exceed the benefits that were properly payable pursuant to the Plan, the Administrative Committee may, in addition to exercising any other legal remedies available, reduce or suspend future benefits in any manner that the Administrative Committee in its sole discretion deems equitable.

        5.6 Current Address. Each Participant shall be responsible for furnishing the Administrative Committee with his or her correct current address and that of his Beneficiary. Each Beneficiary shall be responsible for furnishing the Administrative Committee with his or her correct current address.

        5.7     Release. If in the opinion of the Administrative Committee any present, former or future spouse of a Participant shall by reason of the law of any jurisdiction appear to have any interest in the benefits that might be or become payable under the Plan to that Participant, the Administrative Committee may, as a condition precedent to the making of a benefit payment hereunder, require such written release or releases, or such other proof in lieu thereof, as in its discretion it shall determine to be necessary, desirable or appropriate either to protect the rights of any such present, former or future spouse or to prevent or avoid any conflict or multiplicity of claims with respect to the payment of any benefits under the Plan.
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                                   ARTICLE VI
                     Suspension and Termination of Benefits

        6.1 Suspension of Benefits During Reemployment. If a Participant to whom benefits (other than Supplemental Disability Benefits) are payable under the Plan is reemployed by the Employer on more than a half-time basis, payments to the Participant shall be suspended (but shall not be forfeited) until the Participant thereafter ceases to be employed by the Employer. After the period of suspension, the payments to or in respect of the Participant shall resume and shall continue until the total benefit payable pursuant to the Plan has been paid. The monthly amount of payments that are resumed after the period of suspension shall be the same as the monthly amount of payments made prior to the Participant's reemployment, based on his or her Average Compensation and Applicable Percentage as determined prior to his or her reemployment.

        6.2 Forfeiture of Benefits. If a Participant who voluntarily terminated his or her employment with the Employer becomes substantively employed by a competitor before the Participant attains age 65, any monthly payment that would otherwise be payable to the Participant pursuant to the Plan during such period of employment with the competitor shall be forfeited permanently. For purposes of this Section 6.2, "substantively employed" shall mean employed in a position determined by the Administrative Committee, in its sole discretion, to be a managerial or comparable position in which the Participant's annual rate of compensation is at least 50
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percent of the Participant's Compensation (on an annual basis) for the
Plan Year immediately preceding the year of the Participant's termination of employment with the Employer. For purposes of this Section 6.2, the term "competitor" shall mean any person or entity that the Administrative Committee determines, in its sole discretion, engages in a business that is directly or indirectly in competition with the Employer.

        6.3 Termination of Supplemental Disability Benefits. If a Participant who is receiving Supplemental Disability Benefits becomes employed in a position that the Administrative Committee determines, in its sole discretion, is inconsistent with the purpose intended to be served by providing such benefits under the Plan, such benefits shall cease permanently. If such a Participant is reemployed by the Employer on more than a half-time basis and such reemployment is subsequently terminated by reason of Disability or death, the Participant (or, if applicable, the Participant's Beneficiary) shall then be entitled to those benefits for which he or she would qualify under the terms of the Plan on the basis of such subsequent Disability or death. If a Participant described in the first sentence of this Section 6.3 is reemployed by the Employer on more than a half-time basis and such reemployment is subsequently terminated by reason of Retirement, the Participant shall then be entitled to further monthly payments in the monthly amount for which he or she would qualify under the terms of the Plan on the basis of such subsequent Retirement; provided that the number of such further monthly
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payments shall be 120 less the number of Supplemental Disability Benefit payments that the Participant had previously received. A Participant whose employment with the Employer terminated by reason of Disability after attaining age 55 and whose Supplemental Disability Benefits cease pursuant to the first sentence of this Section 6.3 by reason of his employment by an employer other than the Employer shall receive, in lieu of the balance of his or her Supplemental Disability Benefit payments, further monthly payments commencing upon such reemployment. The number of such further monthly payments shall be 120 less the number of Supplemental Disability Benefit payments the Participant had previously received, and the monthly amount of such further payments shall be the, monthly amount that would have been payable as a Supplemental Retirement Benefit if the Participant's termination of employ-ment with the Employer had occurred by reason of Retirement instead of Disability. Any such payments shall be subject to the provisions of Section 6.2; provided that, for purposes of Section 6.2, the Participant shall be deemed to have voluntarily terminated his or her employment with the Employer if the Administrative Committee determines that he or she did not seek (or was offered but did not accept) reemployment with the Employer.

        6.4 Waiver by Administrative Committee. The Administrative Committee may, in its sole discretion, waive the application of Section 6.1,
6.2 or 6.3.
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                                  ARTICLE VII
                            Administrative Committee

        7.1 Appointment and Membership. The President shall appoint an Administrative Committee consisting of four (or another number, not less than three, determined by the President) persons. The members of the Administrative Committee shall serve until resignation, death or removal by the President. Any member of the Administrative Committee may resign at any time by mailing written notice of such resignation to the President. Any member of the Administrative Committee may be removed by the President with or without cause. Vacancies in the Administrative Committee arising by resignation, death, removal or otherwise shall be filled by such persons as may be appointed by the President.

        7.2 Powers and Duties. In addition to any powers and duties specified in other provisions hereof and any implied powers and duties that may be needed to carry out the provisions of the Plan, the Administrative Committee shall have the following specific powers and duties:

                (a) To interpret the Plan and to decide any and all matters hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions;

                (b) To adopt and enforce from time to time such rules and regulations, and to prescribe such forms and take such other actions, not inconsistent with the declared purposes of the Plan, as it may deem necessary to enable it to administer the Plan and to carry out the provisions hereof;
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                (c)     To determine the amount and method of payment of
        benefits that shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

                (d) To appoint other persons to carry out such responsibilities under the Plan as it may determine; and

                (e) To employ one or more persons to render advice with respect to any of its responsibilities under the Plan.

        7.3 Actions of Administrative Committee. The Administrative Committee shall establish appropriate procedures to conduct its operations and to carry out its rights and duties under the Plan. These procedures shall cover meetings, quorums and voting, and may cover written consents in lieu of meetings and other matters.

        7.4 Actions Involving Administrative Committee Participant. A member of the Administrative Committee who is also a Participant in the Plan shall have no right to vote with respect to any action that pertains particularly to any matter personal to him or her as a Participant in the Plan. In the event that a sufficient number of the remaining members of the Administrative Committee are unable to agree as to the action to be taken with respect to such member as a Participant in the Plan, the President shall appoint an impartial person to arbitrate the matter between such remaining members and to reach a decision upon the matter on the basis of the terms and conditions of the Plan.

        7.5 Authority and Liability of the Administrative Committee. All decisions and directions made or given by the
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Administrative Committee in the exercise of its powers and duties hereunder prior to the date on which a Change of Control occurs shall be final and binding upon all parties concerned. Except as otherwise provided by law, no member of the Administrative Committee shall be liable to the Company or to any Participant or Beneficiary by reason of the exercise in good faith of any power or discretion vested in such member by the terms of the Plan.

        7.6 Benefit Claims Procedure. A claim for a benefit under the Plan by any person shall be filed with the Administrative Committee in the manner and governed by procedures set forth in the CRS Sirrine, Inc. Thrift Plan (401(k) plan), as amended from time to time, or other procedures established by the Administrative Committee.

        7.7 Compensation and Expenses. The members of the Administrative Committee shall serve without compensation for their services, but all expenses of the Administrative Committee and all other expenses incurred in administering th Plan shall be paid by the Employer.

        7.8 Indemnification. The Company shall indemnify the President, members of the Compensation Committee, and members of the Administrative Committee against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the
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Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such indemnified person is liable for fraud, deliberate dishonesty or willful misconduct in the performance of his or her duties; provided that within 60 days after the institution of any such action, suit or proceeding an indemnified person has offered in writing to allow the Company, at its own expense, to handle and defend any such action, suit or proceeding.

                                  ARTICLE VIII
                           Amendment and Termination

        8.1 Power to Amend and Terminate Reserved. The Board shall have the right to amend or modify the terms of the Plan at any time, retroactively or prospectively, and may terminate the Plan at any time, provided that, with respect to any person who was a Participant on the date immediately preceding the date on which the amendment, modification, or termination was made or adopted (the "Adoption Date"), no amendment, modification or termination of the Plan shall in any way reduce, adversely affect, or impair the Participant's (or his Beneficiary's) rights to any past, present, future, or potential benefits (whether or not already earned by the Participant and whether payable commencing on, after, or before
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the Adoption Date) pursuant to the terms and conditions of the Plan as in effect on the date immediately preceding the Adoption Date.

                                   ARTICLE IX
                                 Miscellaneous

        9.1 Change of Control. In the event of a Change of Control, all of the obligations of the Company under the Plan, including the obligations imposed by this Section 9.1, shall continue to be enforceable against the Company and any successor to all or substantially all of the Company's business or assets. Notwithstanding any provision of Article IV to the contrary:

                (a) Any Participant, Beneficiary or estate to which, as of the date on which a Change of Control occurs, a benefit is payable pursuant to Article IV shall receive in a single lump-sum cash payment the Equivalent Value of all benefit payments that such Participant, Beneficiary or estate is entitled to receive, at that time or in the future, under the Plan. Such lump-sum payment shall be made within 30 days after the date on which the Change of Control occurs.

                (b) Any Participant, Beneficiary or estate to which, as of the date on which a Change of Control occurs, a benefit is not payable pursuant to Article IV, but to which a benefit becomes payable pursuant to Article IV after the date on which a Change of Control occurs, shall
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        receive in a single lump-sum cash payment the Equivalent Value of all benefit payments that such Participant, Beneficiary or estate is entitled to receive, at that time or in the future, under the Plan. Such lump-sum payment shall be made within 30 days after the date on which the Participant, Beneficiary or estate first becomes entitled to receive benefits pursuant to Article IV.

                (c) Any Participant who, on or after the date on which a Change of Control occurs, incurs an involuntary termination of employment (except for a termination of employment for conduct involving willful insubordination or involving willful misconduct or moral turpitude that has an adverse effect on the Employer) or terminates employment for Good Reason shall receive, in a single lump-sum cash payment made within 30 days after the date on which the involuntary termination of employment or termination for Good Reason occurs, the Equivalent Value of a Supplemental Retirement Benefit that is determined based on an Applicable Percentage of 20 percent.

For purposes of Section 9.1(c), Equivalent Value shall be determined as if the Participant were entitled to a series of payments under the Plan commencing on the date on which his termination of employment occurred. For purposes of Section 9.1(c), a Participant shall be deemed to have "Good Reason" for terminating employment with the Company only if one or more of the following occurs to the Participant after a Change of Control: demotion (in the Participant's reasonable judgment);

layoff; reduction by the Company of the Participant's Compensation; assignment to the Participant of duties that, in the Participant's reasonable judgment, are inconsistent with his position; a material increase in the Participant's duties without a commensurate increase in his Compensation; imposition of a requirement that the Participant be based anywhere other than within 25 miles of the Company's principal office; or any violation by the Company of any agreement between it and the Participant; provided that no action by the Company shall give rise to Good Reason if it results from the Participant's Retirement, death, or termination for cause (as defined in the proviso in the definition of "Retirement", above), and no action by the Company specified in the first four items of this sentence shall give rise to Good Reason if it results from the Participant's Disability. Good Reason shall not be deemed to be waived by reason of the Participant's continued employment as long as the Participant's employment terminates within six (6) months after the Good Reason arises or within thirty (30) months after the Change of Control, whichever occurs later.

        9.2 Plan Does Not Affect the Rights of Employee. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Employer, to interfere with the rights of the Employer to discharge any Participant at any time, or to interfere with a Participant's right to terminate his employment at any time.

        9.3 Nonalienation and Nonassignment. Except as provided in Section 9.4, no amounts payable or to become payable under the Plan to a Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and if any Participant or Beneficiary shall attempt to or shall anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same prior to distribution as herein provided, or if by bankruptcy or other events his or her benefits would devolve upon anyone other than the Participant or Beneficiary or his or her spouse or beneficiary or estate, then the Administrative Committee, in its sole discretion, may cause the interest of the Participant or Beneficiary in any such amounts to be terminated and to be held or applied to or for the benefit of such person or persons and in such manner as the Administrative Committee may deem proper.

        9.4 Tax Withholding. The Employer shall have the right to deduct from any payments to a Participant or Beneficiary under the Plan or from other amounts payable to a Participant or Beneficiary any taxes required by law to be withheld with respect to any amounts payable under the Plan. The Participant and/or his or her Beneficiary (including his or her estate) shall bear all taxes on amounts paid under the Plan to the extent that taxes are not withheld, irrespective of whether withholding is required.

        9.5 Setoffs. To the fullest extent permitted by law, any amounts owed by a Participant or Beneficiary to the

Employer may be deducted by the Employer from such Participant's Supplemental Retirement Benefit or Supplemental Disability Benefit or from such Beneficiary's Supplemental Death Benefit at the time and to the extent that such benefit is otherwise payable hereunder.

        9.6 Limitation on Benefit. No payment shall be made with respect to any Participant pursuant to the Plan to the extent that the payment, when added to all payments to be made with respect to the Participant during any calendar year under the Plan and any defined benefit plan maintained by the Employer, exceeds 50% of the Participant's Average Compensation.

        9.7 Construction. Unless the context clearly indicates to the contrary, the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa.

        9.8 Applicable Law. The terms and provisions of the Plan shall be construed in accordance with the laws of the State of Texas, except to the extent preempted by ERISA or other federal law.

        9.9 Successors. The Plan shall be binding upon the Employer and its successors and assigns, in accordance with its terms.

        9.10 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

        9.11 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Administrative Committee any information or proof requested by the Administrative Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient ground for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Administrative Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Administrative Committee may, in addition to exercising any other legal remedies available, offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

        In witness whereof, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the 28th day of January, 1988.

ATTEST:                              CRS SIRRINE, INC.

       /s/ Frank Perrone            By:  /s/ RICHARD L. DAERR
____________________________        ________________________________
                                             Richard L. Daerr
(Corporate Seal)                     Title: Executive Vice President